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                                                                   Exhibit 23(b)
                                                                   -------------





                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------




THE BOARD OF DIRECTORS
SAMSONITE CORPORATION:


We consent to the incorporation by reference in the registration statement on Form S-8 of Samsonite Corporation for the Agreement Between Samsonite Corporation and Luc Van Nevel dated May 15, 1996 and the Agreement Between Samsonite Corporation and Thomas R. Sandler, dated May 15, 1996, of our report dated March 17, 1998, except as to Note 19, which is as of April 24, 1998, relating to the consolidated balance sheets of Samsonite Corporation and subsidiaries as of January 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 1998, and the related financial statement schedule, which report appears in the January 31, 1998 Annual Report on Form 10-K of Samsonite Corporation and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG PEAT MARWICK LLP


Denver, Colorado
May 28, 1998